                                                                    EXHIBIT 99.8

                [FORM OF CONSENT OF J.P. MORGAN SECURITIES INC.]


We hereby consent to (i) the use of our opinion letter to the Board of Directors of J.P. Morgan & Co. Incorporated (the "Company") included as Appendix E to the Joint Proxy Statement-Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and The Chase Manhattan Corporation and (ii) the references to such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are "experts" with respect to any part of such Registration Statement within the meaning of that term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            J.P. MORGAN SECURITIES INC.


                                            By:
                                               ---------------------------------



Dated: November  , 2000